UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

271 Brock Street, Peterborough, Ontario Canada	K9H 2P8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 334-3820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2022, Rainmaker Worldwide, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “SPA”) with a buyer (the “Buyer”), for the sale and issuance to the Buyer of: (i) a promissory note in the principal amount of $53,750 (the “Note”). The Note was issued as of March 11, 2022 (the “Issuance Date”).

The Note was issued pursuant to the terms of the SPA and the conditions contained in previous 8-K filing on February 16, 2022. The amount issued under the second Note is $53,750.

The SPA does not limit the Company’s ability to solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any lending instrument. The SPA contains representations and warranties, covenants and conditions, customary for transactions of this type.

The foregoing description of the SPA does not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of the form of SPA, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The Note is scheduled to mature on March 11, 2023, twelve (12) months after the Issuance Date, and provides for interest to accrue at an interest rate equal to 10% per annum, or, upon an Event of Default (as defined in the Note), twenty two percent (22%) from the due date (“Default Interest”). The Buyer has the right (as defined in the Note), to convert all or any part of the outstanding and unpaid principal and interest into fully paid shares of the Company’s Common Stock. The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 65% multiplied by the Market Price (as defined herein) (representing a discount rate of 35%). “Market Price” means the lowest Trading Price (as defined below) for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg) or, if the OTC is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets”. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

The foregoing description of the Note does not purport to be complete a description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the form of Promissory Note, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

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Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the disclosure set forth in Item 1.01 above is incorporated herein by reference. The issuances of securities in the Offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Item 8.01	Other Events.

Up-list to OTCQB complete

Rainmaker Worldwide Inc. originally submitted its application to up-list to the OTCQB on December 29, 2021. Subsequent to OTC due diligence, Rainmaker was notified on March 16, 2022 of its acceptance to move to the OTCQB. Rainmaker will continue to trade under the ticker symbol “RAKR”. Rainmaker has paid the required fees and remains a current filer. RAKR’s OTCQB up-list better positions the Company to embark on a greater growth trajectory. In compliance with OTCQB requirements and quality standards, Rainmaker has increased its financial transparency which will attract a wider pool of investors. OTC Markets Group Inc. requires all OTCQB companies to have up-to-date financial reporting and undergo an annual verification and management certification process, including meeting a minimum bid price and other financial conditions. Over the past year, the Company has been restructuring to prepare for a successful up-list while advancing the commercial side of the business including large projects in the Caribbean and Central America.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1*	Form of Promissory Note

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: March 24, 2022	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer

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